                                                                    Exhibit 99.4

                                POWER OF ATTORNEY

The undersigned hereby appoints Jeffrey C. Smith his true and lawful attorney-in fact and agent to execute and file with the Securities  and Exchange  Commission any Schedule 13D, Schedule 13G, any settlement agreement,  any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's beneficial ownership of,  or  participation  in a group  with  respect  to,  securities  directly  or indirectly  beneficially  owned by Ramius  Capital Group,  L.L.C.  or any of its affiliates, of Kensey Nash Corporation,  and granting unto said attorney-in-fact and agent  full power and  authority  to do and  perform  each and every act and thing which he might or could do in person,  hereby ratifying and confirming all that said  attorney-in-fact  and agent  may  lawfully  do or cause to be done by virtue  hereof.  The  authority of Jeffrey C. Smith under this Power of Attorney shall  continue  with respect to the  undersigned  until the  undersigned  is no longer required to file Schedule 13Ds or Schedule 13Gs unless revoked earlier in writing

Date: October 5, 2007

                                              /s/ Ceasar Anquillare
                                              ----------------------------------
                                              Ceasar Anquillare